AMENDMENT TO RIGHTS AGREEMENT

     This Amendment to Rights Agreement (the “Amendment”) is entered into as of March 22, 2006 between Savient Pharmaceuticals, Inc. (formerly Bio-Technology General Corp.), a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

INTRODUCTION

The Company and the Rights Agent have entered into the Rights Agreement dated as of October 7, 1998 (the “Rights Agreement”).

Section 27(a) of the Rights Agreement provides that, for so long as the Rights (as defined in the Rights Agreement) are redeemable, the Company may, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement without the approval of any holders of Rights. The Company has determined to amend the Rights Agreement as set forth herein.

The Company and the Rights Agent therefore agree as follows:

1.	Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Rights Agreement.

2.	Amendments.

a.	Section 23(b) of the Rights Agreement is hereby deleted from the Rights Agreement.

b.	Section 23(c) of the Rights Agreement is hereby renumbered as Section 23(b) of the Rights Agreement.

c.	Section 24(b) of the Rights Agreement is hereby deleted from the Rights Agreement.

d.	Section 24(c) of the Rights Agreement is hereby renumbered as Section 24(b) of the Rights Agreement.

e.	Section 24(d) of the Rights Agreement is hereby renumbered as Section 24(c) of the Rights Agreement and all references to Section 24(d) within that Section shall hereby be amended to reference Section 24(c).

f.	Section 24(e) of the Rights Agreement is herby renumbered as Section 24(d) of the Rights Agreement and all references to Section 24(e) within that Section shall hereby be amended to reference Section 24(d).

g.	Section 27(b) of the Rights Agreement is hereby deleted from the Rights Agreement.

h.	Section 7(b) of the Rights Agreement is hereby amended so that references in that Section to Sections 23(b) and 24(b) shall hereby reference Sections 23 and 24, respectively.

i.	Section 1(k) of the Rights Agreement is hereby amended by deleting the text thereof in its entirety and replacing it with the word “RESERVED”.

3.	Effective Date. This Amendment shall become effective as of the date first written above.

4.	Effect of Amendment. Except as expressly provided herein, the Rights Agreement shall be and remain in full force and effect.

5.	Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

6.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.	Certification. The officer of the Company executing this Amendment, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company, hereby certifies to the Rights Agent that this amendment is in compliance with Section 27 of the Rights Agreement.

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IN WITNESS WHEREOF, the Company and the Rights Agent have executed this Amendment as of the date first above written.

SAVIENT PHARMACEUTICALS, INC.

By:	/s/ Philip Yachmetz

	Name:	Philip Yachmetz
	Title:	SVP – Corporate Strategy General Counsel & Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer

	Name:	Herbert J. Lemmer
	Title:	Vice President